UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2007

ICF International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33045	22-3661438
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

9300 Lee Highway, Fairfax, Virginia	22031
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 934-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 245 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchanged Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On March 15, 2007, ICF International, Inc. (the “Company”) announced it expected to issue its fourth quarter and yearly earnings release on March 20, 2007 after the close of market. The Company will conduct a conference call at 5:00 p.m. Eastern Time on March 20, 2007 to discuss the results for the quarter and year ended December 31, 2006. Instructions on how to access the call are contained in the press release, a copy of which is attached hereto as Exhibit 99.1.

On March 19, 2007 the Company issued a press release commenting on a recent news article about apparent disagreements between the State of Louisiana and the U.S. Department of Housing and Urban Development. A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated March 15, 2007

99.2	Press Release dated March 19, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICF International, Inc.

Date: March 19, 2007	By:	/s/ Alan Stewart
Alan Stewart
Senior Vice President, Chief Financial Officer and Secretary

Exhibit Index

Exhibit No.	Document
99.1	Press Release dated March 15, 2007

99.2	Press Release dated March 19, 2007